Notice of Grant of Grant of Stock Option

                                                   Agouron Pharmaceuticals, Inc.
                                                   10350 North Torrey Pines Road
                                                      La Jolla, California 92037
                                                                  (619) 622-8000

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firstname name
address1
address2
address3
address4


You have been granted a non-statutory stock option ("Option") to buy Agouron Pharmaceuticals, Inc. ("Agouron") common stock as follows:

      Stock Option Grant Number:                                     grantnumber
      Date of Grant:                                                   grantdate
      Stock Option Agreement (Attachment 1):   1998 Employee Non-Statutory Stock
                                                                Option Agreement
      Option Price per Share:                                      $ optionprice
      Total Number of Shares Granted:                                     shares
      Expiration Date and Time:                       p1expiredate at 12:00 p.m.

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

                                                    VESTING SCHEDULE

                      ---------------------- ---------------------------- ---------------------------
                                                                              Cumulative Amount
                                                   Stock Available            of Stock Available
                           On or After              For Exercise                 For Exercise
                      ---------------------- ---------------------------- ---------------------------
                      ---------------------- ---------------------------- ---------------------------
                            p1vestdate              p1shares                    p1shares
                      ---------------------- ---------------------------- ---------------------------
                      ---------------------- ---------------------------- ---------------------------
                            p2vestdate              p2shares                    p2shares
                      ---------------------- ---------------------------- ---------------------------
                      ---------------------- ---------------------------- ---------------------------
                            p3vestdate              p3shares                    p2shares
                      ---------------------- ---------------------------- ---------------------------
                      ---------------------- ---------------------------- ---------------------------
                            p4vestdate              p4shares                      TOTAL
                      ---------------------- ---------------------------- ---------------------------

By your signature and Agouron's signature below, you and Agouron agree that this Option is granted under and governed by the terms and conditions of Agouron's 1998 Employee Non-Statutory Stock Option Agreement (Attachment 1) and the 1998 Employee Stock Option Plan (Attachment 2), which are attached hereto and are made a part hereof by this reference.

Attachments:

1.       1998 Employee Non-Statutory Stock Option Agreement (Form Dated
         February 12, 1998).
2.       1998 Employee Stock Option Plan (Approved by the Board on
         February 12, 1998).
3. Prospectus Information Memorandum (which describes, among other things, the federal income tax consequences of exercising your options).

Additionally, if you have not received a copy of Agouron's latest annual report, please contact the Investor Relations Department, or you may review such information over the Internet at Agouron's Web Site address:

                             http://www.agouron.com

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AGOURON PHARMACEUTICALS, INC.               OPTIONEE



By:
         Steven Cowell, Corporate V.P. & CFO         firstname name

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